Calculation of Filing Fee Tables
S-1
HCW Biologics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	Other	5,693,950	$ 1.68	$ 9,565,836.00	0.0001381	$ 1,321.04
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,565,836.00		$ 1,321.04
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,321.04
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereby include an indeterminate number of shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions. The shares of Common Stock being registered for resale consist of (i) 427,046 shares of Common Stock issued on May 22, 2026 and (ii) up to 5,266,904 shares of Common Stock issuable upon exercise of pre-funded warrants and common stock purchase warrants issued on May 22, 2026. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sale prices of the registrant's Common Stock on The Nasdaq Capital Market on June 3, 2026. The registrant will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders. Proceeds from the exercise of pre-funded warrants to purchase up to 2,419.929 shares is nominal. Common Stock Warrants may be exercised to purchase up to 2,846,975 shares of Common Stock for $1.28 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date